UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2025

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EQ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 10, 2025, Equillium, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to sell and issue shares (“Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), and pre-funded warrants to purchase shares of Common Stock (“Warrant Shares”), in up to two closings in a private placement transaction (the “Private Placement”).

The initial closing of the Private Placement is anticipated to occur on or about August 12, 2025 (the “Initial Closing”), subject to customary closing conditions. At the Initial Closing, the Company has agreed to issue and sell 21,814,874 Shares at purchase price of $0.57 per Share (the “Share Price”) and pre-funded warrants to purchase up to 30,816,705 Warrant Shares at a purchase price of $0.5699 per Warrant Share (the “Warrant Price”) to the Investors for gross proceeds to the Company of approximately $30.0 million.

Pursuant to the Purchase Agreement, subject to the occurrence of the Milestone Closing Trigger (defined below), the Investors have agreed to purchase at a closing (the “Milestone Closing”) up to 35,087,717 Shares or pre-funded warrants in lieu thereof at a purchase price per Share and pre-funded warrant equal to the Share Price and the Warrant Price, respectively, for gross proceeds to the Company of up to approximately $20.0 million. The Milestone Closing trigger means: (A) the achievement of either of the following prior to the five-year anniversary of the date of the Purchase Agreement (i) the clearance of an investigational new drug application for EQ504 or (ii) the dosing of the first patient in a single ascending dose or a multiple ascending dose trial of EQ504 in Australia or New Zealand (the first such event to occur, the “Milestone Event”), and (B) (x) the achievement of a volume weighted average price per share of $2.50 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Purchase Agreement) measured during any 10 consecutive trading days during the 30 trading days following the date the Company first announces via a press release or Current Report on Form 8-K the occurrence of the Milestone Event (such period the “Measurement Period” and such price threshold requirement, the “Price Threshold”), or (y) the Company’s receipt of a waiver of the Price Threshold signed by the Investors who hold a majority of the securities issued in the Private Placement (determined as if all of the Warrant Shares underlying pre-funded warrants then outstanding have been issued without regard to any limitations on the exercise of such pre-funded warrants) and delivered to the Company during the Measurement Period (the achievement or occurrence of (A) and (B) are collectively, the “Milestone Closing Trigger”). In the event the Milestone Closing Trigger occurs as a result of a Price Threshold Waiver, only the waiving Investors will be obligated to purchase Shares or pre-funded warrants at the Milestone Closing.

If the number of Shares to be purchased by an Investor in the Milestone Closing would otherwise result in the Investor beneficially owning more than 19.99% (or, at the Investor’s election, 9.99%) of the Company’s issued and outstanding shares of Common Stock, then in lieu of purchasing Shares in excess of such threshold, the Investor will purchase pre-funded warrants.

The pre-funded warrants will have an exercise price of $0.0001 per Warrant Share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants will also be exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors at the Initial Closing, pursuant to which the Company will agree to prepare and file, within 30 days of the Initial Closing and, if applicable, the Milestone Closing, subject to certain allowable delays, one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock and, as applicable, the Warrant Shares, in each case that were issued under the Purchase Agreement, and generally to cause the applicable registration statements to promptly become effective. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The foregoing summaries of the Purchase Agreement, the pre-funded warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the form of pre-funded warrant and the Registration Rights Agreement, which are filed with this report as Exhibits 10.1, 4.1 and 4.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02. The Company expects to use the net proceeds from the Initial Closing of the Private Placement, together with the Company’s existing cash and cash equivalents, to fund the development of EQ504, as well as for working capital and other general corporate purposes.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Investors provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the securities issued in the Private Placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

The Company expects the net proceeds from the Initial Closing will extend its cash runway through 2027. Additionally, the Company has not initiated its recently announced cryptocurrency treasury reserve strategy and is prioritizing development of EQ504.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding the timing, size, pricing and completion of the proposed Private Placement, including the Milestone Closing, the Company’s expectation that the net proceeds from the Initial Closing will extend its cash runway through 2027, the Company’s expected use of the net proceeds from the Private Placement, the Company’s intent to prioritize development of EQ504, and other statements that are not historical facts. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: market conditions; volatility in the trading price of the Common Stock; risks inherent in achieving clinical milestones and stock price thresholds; the Company’s ability to initiate or progress clinical trials on the anticipated timelines, if at all; implementation of the Company’s strategic plans for its business and product candidates; the sufficiency of the Company’s capital resources and need for additional capital to achieve its goals; and other risks described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, as supplemented by the Company’s subsequent periodic filings, including the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2025. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1#	Form of Registration Rights Agreement

4.2	Form of Pre-Funded Warrant to Purchase Common Stock

10.1#	Securities Purchase Agreement, dated August 10, 2025, by and among the Company and the Investors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: August 11, 2025	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer